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                       BBH COMMON SETTLEMENT II FUND, INC.


                            ARTICLES OF INCORPORATION


                             As Adopted May 9, 2001

                       BBH COMMON SETTLEMENT II FUND, INC.
                            ARTICLES OF INCORPORATION

     FIRST: I, the undersigned, Philip W. Coolidge, whose post office address is 21 Milk Street, 5th Floor, Boston, Massachusetts 02109, being at least eighteen years of age, do under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate myself as incorporator with the intention of forming a corporation (hereinafter called the "Corporation").

     SECOND: The name of the Corporation is BBH Common Settlement II Fund, Inc.

     THIRD: The purpose for which the Corporation is formed is to act as an open-end management investment company under the Investment Company Act of 1940 as may be amended from time to time and the Rules and Regulations from time to time promulgated and effective thereunder (referred to herein collectively as the "Investment Company Act of 1940") and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

     FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, a corporation of this State, and the post office address of the resident agent is 300 East Lombard Street, Baltimore, Maryland 21202.

         FIFTH:

                  1. The total number of shares of stock which the Corporation initially shall have authority to issue is 2,500,000,000 shares of stock, with a par value of one-tenth of one cent ($.001) per share to be known and designated as Common Stock, such shares of Common Stock having an aggregate par value of two million five hundred thousand dollars ($2,500,000). The Board of Directors shall have power and authority to increase or decrease, from time to time, the aggregate number of shares of stock, or of any class of stock, which the Corporation shall have the authority to issue.

                  2. Subject to the provisions of these Articles of Incorporation, the Board of Directors shall have the power to issue shares of Common Stock of the Corporation from time to time, at prices not less than the net asset value or par value thereof, whichever is greater, for such consideration as may be fixed from time to time pursuant to the direction of the Board of Directors. All stock shall be issued on a nonassessable basis.

                  3. Pursuant to Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the Corporation shall have the power to designate one or more classes of shares of Common Stock, to fix the number of shares in any such class and to classify or reclassify any unissued shares with respect to such class. Any such class shall be known as a "series" and (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board may determine in the absence of contrary determination set forth herein. The aforesaid power shall include the power to create, by classifying or reclassifying unissued shares in the aforesaid manner, one or more series.

                  4. Each share of a series shall have equal rights with each other share of that series with respect to the assets of the Corporation pertaining to that series. The dividends payable to the holders of any series (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or any other applicable law or regulation) shall be determined by the Board and need not be individually declared, but may be declared and paid in accordance with a formula adopted by the Board (whether or not the amount of dividend or distribution so declared can be calculated at the time of such declaration).

                  5. The holder of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the series, then standing in his or her name in the books of the Corporation. On any matter submitted to a vote of stockholders, all shares of the Corporation then issued and outstanding and entitled to vote, irrespective of the series, shall be voted in the aggregate and not by series except (1) when otherwise expressly provided by the Maryland General Corporation Law, or (2) when required by the Investment Company Act of 1940, shares shall be voted by individual series, or (3) when the matter does not affect any interest of a particular series, then only stockholders of such other series whose interests may be affected shall be entitled to vote thereon. Holders of shares of stock of the Corporation shall not be entitled to cumulative voting in the election of Directors or on any other matter.

                  6. All consideration received by the Corporation for the issue or sale of stock of each series, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sales, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall belong to the series of shares of stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Corporation. Such assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof and any assets derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such series.

                  7. The Board of Directors may from time to time declare and pay dividends or distributions, in stock, property or in cash, on any or all series of stock and to the stockholders of record as of such date as the Board of Directors may determine; provided, such dividends or distributions on shares of any series of stock shall be paid only out of earnings, surplus or other lawfully available assets belonging to such series. Subject to the foregoing proviso, the amount of any dividends or distributions and the payment thereof shall be wholly in the discretion of the Board of Directors.

                  8. In the event of the liquidation or dissolution of the Corporation, stockholders of each series shall be entitled to receive, as a series, out of the assets of the Corporation available for distribution to stockholders, but other than general assets, the assets belonging to such series, and the assets so distributable to the stockholders of any series shall be distributed among such stockholders in proportion to the number of shares of such series held by them and recorded on the books of the Corporation. In the event that there are any general assets not belonging to any particular series of stock and available for distribution, such distribution shall be made to the holders of stock of all series in proportion to the net asset value of the respective series determined as hereinafter provided.

                  9. The assets belonging to any series of stock shall be charged with the liabilities in respect to such series, and shall also be charged with its share of the general liabilities of the Corporation, in proportion to the net asset value of the respective series determined as hereinafter provided. The determination of the Board of Directors shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, as to the allocation of the same as to a given series, and as to whether the same or general assets of the Corporation are allocable to one or more series.

                  10. The Board of Directors may provide for a holder of any series of stock of the Corporation to convert the shares in question, on such basis as the Board may provide, into shares of stock of any other series of the Corporation.

                  11. Subject to subsection 12 below, the net asset value per share of the Corporation's Common Stock shall be determined by adding the value of all securities, cash and other assets of the Corporation pertaining to that series, subtracting the liabilities applicable to that series, allocating any general assets and general liabilities to that series, and dividing the net result by the number of shares of that series outstanding. Subject to subsection 12 below, the value of the securities, cash and other assets, and the amount and nature of liabilities, and the allocation thereof to any particular series, shall be determined pursuant to the direction of, or determined pursuant to procedures or methods prescribed by or approved by the Board of Directors in its sole discretion and shall be so determined at the time or times prescribed or approved by the Board of Directors in its sole discretion.

                  12. The net asset value per share of a series of the Corporation's Common Stock for the purpose of issue, redemption or repurchase of a share shall be determined in accordance with the Investment Company Act of 1940 and any other applicable federal securities law or rule or regulation.

                  13. All shares now or hereafter authorized shall be subject to redemption and redeemable at the option of the stockholder, in the sense used in the General Corporation Law of the State of Maryland. Each holder of a share, upon request to the Corporation accompanied by such evidence of ownership as may be specified by the Board of Directors, shall be entitled to require the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation at a redemption price per share equal to the net asset value per share determined in accordance with this Article.

                  14. Notwithstanding subsection 13 above (or any other provision of these Articles of Incorporation), the Board of Directors of the Corporation may suspend the right of the holders of shares to require the Corporation to redeem such shares (or may suspend any voluntary purchase of such shares pursuant to the provisions of these Articles of Incorporation) for up to seven days and for such other periods as the Investment Company Act of 1940 may permit.

                  15. The Board of Directors may by resolution from time to time authorize the repurchase by the Corporation, either directly or through an agent, of shares upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, out of funds legally available therefor, at prices per share not in excess of the net asset value per share determined in accordance with this Article and to take all other steps deemed necessary or advisable in connection therewith.

                  16. Except as otherwise permitted by the Investment Company Act of 1940, payment of the redemption or repurchase price of shares surrendered to the Corporation for redemption pursuant to the provisions of subsection 13 or 18 of this Article or for repurchase by the Corporation pursuant to the provisions of subsection 15 of this Article shall be made by the Corporation within seven days after surrender of such shares to the Corporation for such purpose. Any such payment may be made in whole or in part in portfolio securities or in cash, as the Board of Directors shall deem advisable, and no stockholder shall have the right, other than as determined by the Board of Directors, to have his shares redeemed or repurchased in portfolio securities.

                  17. In the absence of any specifications as to the purposes for which shares are redeemed or repurchased by the Corporation, all shares so redeemed or repurchased shall be deemed to be acquired for retirement in the sense contemplated by the General Corporation Law of the State of Maryland. Shares retired by redemption or repurchase shall thereafter have the status of authorized but unissued shares.

                  18. All shares now or hereafter authorized shall be subject to redemption and redeemable at the option of the Corporation. The Board of Directors may by resolution from time to time authorize the Corporation to require the redemption of all or any part of any outstanding shares, without the vote or consent of stockholders (including through the establishment of uniform standards with respect to the minimum net asset value of a stockholder account), upon the sending of written notice thereof to each stockholder any of whose shares are so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable, out of funds legally available therefor, at net asset value per share determined in accordance with the provisions of this Article and to take all other steps deemed necessary or advisable in connection therewith. The Board of Directors may authorize the closing of those accounts not meeting the specified minimum standards of net asset value by redeeming all of the shares in such accounts.

                  19. The holders of shares of Common Stock or other securities of the Corporation shall have no preemptive rights to subscribe to new or additional shares of its Common Stock or other securities.

     SIXTH: The number of Directors of the Corporation shall initially be three. The number of Directors may be increased or decreased in accordance with the By-laws so long as the number is never less than three. The names of the initial Directors who shall act until the first annual meeting or until their successors are duly chosen and qualified are: Philip W. Coolidge, Christine D. Dorsey and Susan Jakuboski.

         SEVENTH:

                  1. A Director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended.

                           No amendment, modification or repeal of this Section 1 shall adversely affect any right or protection of a Director or officer that exists at the time of such amendment, modification or repeal.

                  2. The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it is ultimately determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Section 2 shall be enforceable against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this Section 2 shall impair the right of any person arising at any time with respect to events occurring prior to such amendment. For purpose of this
         Section 2, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a Director or officer of the Corporation which imposes duties on, or involves services by, such Director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation. The provisions of this Section 2 shall be in addition to the other provisions of this Article.

                  3. Nothing in this Article protects, or purports to protect, any Director or officer against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of willful malfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                  4. Each section or portion thereof of this Article shall be deemed severable from the remainder, and the invalidity of any such section or portion shall not affect the validity of the remainder of this Article.

         EIGHTH: The Board of Directors shall have the management and control of the property, business and affairs of the Corporation and is hereby vested with all the powers possessed by the Corporation itself so far as is not inconsistent with law or these Articles of Incorporation. In furtherance and without limitation of the foregoing provisions, it is expressly declared that, subject to these Articles of Incorporation, the Board of Directors shall have power:

                  1. To make, alter, amend or repeal from time to time the By-laws of the Corporation except as such power may otherwise be limited in the By-laws.

                  2. To authorize the repurchase of shares in the open market or otherwise, at prices not in excess of the net asset value of such shares determined in accordance with Article FIFTH hereof, provided the Corporation has assets legally available for such purpose, and to pay for such shares in cash, securities or other assets then held or owned by the Corporation.

                  3. To fix an offering price for the shares of any series which shall yield to the Corporation not less than the par value thereof, at which price the shares of the Common Stock of the Corporation shall be offered for sale, and to determine from time to time thereafter the offering price which shall yield to the Corporation not less than the par value thereof from sales of the shares of its Common Stock.

                  4. From time to time to determine whether and to what extent and to what time and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the stockholders.

                  5. In addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all such powers and do all acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of Maryland law, these Articles of Incorporation and the By-laws of the Corporation.

         NINTH: The books of the Corporation may be kept (subject to any provisions contained in applicable statutes) outside the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

         TENTH: The Corporation reserves the right from time to time to amend, alter or repeal any of the provisions of these Articles of Incorporation (including any amendment that changes the terms of any of the outstanding shares by classification, reclassification or otherwise), and any contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding shares, and to add or insert any other provisions that may, under the statutes of the State of Maryland at the time in force, be lawfully contained in articles of incorporation, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are subject to the provisions of this Article TENTH.

         ELEVENTH:

                  1. The presence in person or by proxy of the holders of record of one-third of the shares issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Incorporation.

                  2. At any meeting of stockholders of the Corporation or of any series of the Corporation, an Eligible Institution (as that term may from time to time be defined in the applicable then-current prospectus of the Corporation) may vote any shares as to which such Eligible Institution is the holder or agent of record and which are not otherwise represented in person or by proxy at the meeting, proportionately in accordance with the votes cast by holders of all shares otherwise represented at the meeting in person or by proxy as to which such Eligible Institution is the holder or agent of record. Any shares so voted by an Eligible Institution will be deemed represented at the meeting for all purposes, including quorum purposes.

                  3. Notwithstanding any provision of Maryland law requiring more than a majority vote of the Common Stock, or any series thereof, in connection with any corporate action (including, but not limited to, the amendment of these Articles of Incorporation), unless otherwise provided in these Articles of Incorporation or unless otherwise required by applicable law, the Corporation may take or authorize such action upon the favorable vote of a majority of all the votes cast at a meeting at which a quorum was present.

     TWELFTH: All persons who shall acquire shares in the Corporation shall acquire the same subject to the provisions to these Articles of Incorporation.

         THIRTEENTH:  The duration of the Corporation shall be perpetual.

         The term "Articles of Incorporation" as used herein and in the By-laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.

         IN WITNESS WHEREOF, BBH Common Settlement II Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President, attested by its Secretary, on May 9, 2001.

                                         BBH Common Settlement II Fund, Inc.
                                        (Name of Corporation)



                                        By: /s/PHILIP W. COOLIDGE
                                            Philip W. Coolidge
                                            President


     The undersigned Secretary of BBH Common Settlement II Fund, Inc. (the "Corporation") hereby acknowledges on the Corporation's behalf that the foregoing Articles of Incorporation are the corporate act of the Corporation and further certifies under the penalties of perjury that, to the best of my knowledge, information and belief, the matters and facts set forth in the Articles are true in all material respects.

Attest:



By:      /s/CHRISTINE D. DORSEY
         Christine D. Dorsey
         Secretary